                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                   Systems & Computer Technology Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                         GREAT VALLEY CORPORATE CENTER

                            FOUR COUNTRY VIEW ROAD

                          MALVERN, PENNSYLVANIA 19355

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               FEBRUARY 23, 1996

                               ----------------

To Our Shareholders:

  The Annual Meeting of Shareholders of Systems & Computer Technology Corporation (the "Company") will be held at 10:00 A.M. on February 23, 1996 at Two Country View Road, Malvern, Pennsylvania for the following purpose:

    1. To elect two directors of the Company; and

    2. To transact such other business as may properly come before the meeting.

  Only holders of the Company's Common Stock at the close of business on January 12, 1996 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                                          By Order of the Board of Directors

                                          Richard A. Blumenthal
                                          Secretary

January 22, 1996

   WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                         GREAT VALLEY CORPORATE CENTER

                            FOUR COUNTRY VIEW ROAD

                          MALVERN, PENNSYLVANIA 19355

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  This Proxy Statement, which is first being mailed to shareholders on approximately January 22, 1996, is furnished in connection with the solicitation by the Board of Directors of Systems & Computer Technology Corporation (the "Company") of Proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 10:00 A.M. on February 23, 1996 at Two Country View Road, Malvern, Pennsylvania, and at any adjournments or postponements thereof. If Proxies in the accompanying form are properly executed and returned prior to voting at the Annual Meeting, the shares of Common Stock represented thereby will be voted as instructed on the Proxy. If no instructions are given on a properly executed and returned Proxy, the shares of Common Stock represented thereby will be voted for the election of the nominees for director named below and in support of management on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Any Proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed Proxy bearing a later date, or by the vote of a shareholder cast in person at the Annual Meeting.

                                    VOTING

  Holders of record of the Company's Common Stock on January 12, 1996 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 14,047,483 shares of Common Stock outstanding and entitled to vote. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of the nominees for director and on any other matter that may properly come before the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors. Directors are elected by the affirmative vote of a plurality of the votes of the shares entitled to vote, present in person or represented by proxy. With respect to the election of directors, votes may be cast in favor of or withheld from the nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect thereon. Broker non-votes (described below) are counted in determining the total number of shares entitled to vote and present in person or represented by proxy. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, will have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes with staggered three-year terms. The terms of Michael J. Emmi and Allen R. Freedman expire at the Annual Meeting and each is nominated to fill a term expiring at the 1999 Annual Meeting of Shareholders. The term of Terrel H. Bell expires at the 1997 Annual Meeting of Shareholders. The terms of Thomas I. Unterberg and Michael D. Chamberlain expire at the 1998 Annual Meeting of Shareholders. Unless otherwise specified in the accompanying Proxy, the shares voted pursuant thereto will be cast for Mr. Emmi and Mr. Freedman for a term to expire at the 1999 Annual Meeting of Shareholders. If, for any reason, at the time of election, Mr. Emmi or Mr. Freedman should be unable to accept his nomination or election, it is intended that such Proxy will be voted for the election, in his place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that either Mr. Emmi or Mr. Freedman will be unable to serve as a director.

  The following table sets forth as to the nominees and as to each other director: (i) his age; (ii) all positions and offices he holds with the Company; (iii) his principal occupation or employment during the past five years; (iv) other directorships he holds in public companies; (v) the period of time he has served as a director of the Company; and (vi) the expiration of his current term as a director of the Company.

                                        POSITIONS WITH                        EXPIRATION
                                         THE COMPANY,               HAS BEEN      OF
                                     PRINCIPAL OCCUPATION          A DIRECTOR  CURRENT
          NAME           AGE        AND OTHER DIRECTORSHIPS          SINCE       TERM
          ----           ---        -----------------------        ---------- ----------
NOMINEES FOR ELECTION
Michael J. Emmi.........  53 Chairman of the Board, President and     1985        (1)
                              Chief Executive Officer of the Com-
                              pany since May, 1985. Mr. Emmi is
                              also a director of CompuCom Systems,
                              Inc. and National Media Corporation.
Allen R. Freedman+*.....  55 Managing Director, Fortis Interna-       1982        (1)
                              tional N.V. since January, 1987.
                              Chairman and Chief Executive Officer
                              of Fortis, Inc. since November,
                              1990. He is also a director of
                              Fortis Asset Management, Inc. and
                              Fortis Advisors, Inc.
DIRECTORS CONTINUING IN
 OFFICE
Thomas I. Unterberg+*...  65 Co-Founder and Managing Director of      1982       1998
                              Unterberg Harris since June, 1989.
                              He is also a director of The AES
                              Corporation, AES China Generating
                              Co. Ltd., Fractal Design Corporation
                              and Electronics For Imaging, Inc.
Michael D. Chamberlain..  51 President, SCT Software Group of the     1989       1998
                              Company since May, 1994; Senior Vice
                              President of the Company since July,
                              1990.
Terrel H. Bell+*........  74 President, Terrel Bell and Associ-       1985       1997
                              ates, education consultants, for
                              more than five years. United States
                              Secretary of Education, 1981 to
                              1985.

--------
  +Member of the Audit Committee
  *Member of the Compensation Committee

  (1) Term expires at the Annual Meeting. If elected, he will serve for a term ending at the 1999 Annual Meeting of Shareholders, or until his successor is duly elected and qualified.

  During the fiscal year ended September 30, 1995, the Board of Directors held six meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he served.

  The Audit Committee consists of Dr. Bell and Messrs. Unterberg and Freedman. The function of the Audit Committee is to recommend to the Board of Directors the accounting firm to be retained to audit the Company's financial statements and to consult with, and review recommendations made by, such accounting firm with respect to financial statements, financial records and controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee did not hold any meetings during the fiscal year ended September 30, 1995.

  During the fiscal year ended September 30, 1995, the Compensation Committee, which consists of Dr. Bell and Messrs. Unterberg and Freedman, held four meetings. The Compensation Committee considers recommendations of the Company's management regarding compensation and fringe benefits of the senior executives of the Company, determines whether the recommendations of management are consistent with general policies, practices, and compensation scales established by the Board of Directors, considers management's proposals regarding stock incentive grants and their consistency with policies established by the Board of Directors and, in general, administers the Company's stock incentive plans.

  The Company does not have a standing nominating committee.

                            EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

  The following table sets forth, for the fiscal years ended September 30, 1993, September 30, 1994 and September 30, 1995, respectively, certain compensation information with respect to the Company's: (a) Chief Executive Officer; and (b) each of the four other most highly compensated executive officers, based on the salary and bonus earned by such executive officers during fiscal 1995.


                          SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------
                                                         LONG-TERM
                                                        COMPENSATION
                                    ANNUAL COMPENSATION  AWARDS(1)
                                    ------------------- ------------
     NAME AND PRINCIPAL              SALARY     BONUS     OPTIONS    ALL OTHER
          POSITION          YEAR       ($)       ($)        (#)         ($)
--------------------------------------------------------------------------------
  Michael J. Emmi.........  1995    $ 335,000 $ 200,000       -0-     $21,516(2)
   Chairman of the Board,   1994    $ 313,000 $ 200,000   232,000     $87,050
   President and Chief      1993    $ 286,500 $ 120,000    25,000     $23,173
   Executive Officer

  Michael D. Chamberlain..  1995    $ 247,050 $ 110,000       -0-     $ 7,331(2)
   President, SCT Software  1994    $ 230,800 $ 120,000   175,000     $ 5,750
   Group                    1993    $ 212,050 $  65,000    20,000     $ 5,367
   Senior Vice President

  Eric Haskell............  1995    $ 215,800 $  70,000       -0-     $ 4,550(2)
   Senior Vice President,   1994    $ 195,800 $  70,000   119,000     $ 3,521
   Finance and              1993    $ 177,550 $  45,000    15,000     $ 3,606
   Administration,
   Treasurer and Chief
   Financial Officer

  Richard A. Blumenthal...  1995    $ 168,300 $  55,000       -0-     $ 5.424(2)
   Senior Vice President,   1994    $ 157,300 $  55,000    93,000     $ 5,279
   General Counsel and      1993    $ 144,300 $  35,000    10,000     $ 4,570
   Secretary

  Susan R. Sheridan.......  1995    $ 133,300 $  30,000    50,000     $   891(2)
   Vice President, Human    1994(3) $ 117,100 $  25,000     7,000     $ 2,811
   Resources and
   Organizational Strategy

--------
  (1) On September 30, 1995, the number and the value of the restricted shares of the Company's Common Stock held by each of the below-named officers pursuant to an award under the Company's 1985 Restricted Stock Incentive Plan were as follows: Mr. Chamberlain, 12,500 shares, $337,500; and Mr. Haskell, 4,000 shares, $108,000. If and when dividends are declared by the Company, such dividends are paid on restricted stock as of the date that such dividends are declared. Stock dividends paid on restricted stock vest on the date that the holder's interest in the restricted stock vests.

  (2) The amounts shown for fiscal 1995 represent Company matching contributions to each of the named executive's accounts in the Company's 401(k) retirement plan in the following amounts: Mr. Emmi, $4,882; Mr. Chamberlain, $4,908; Mr. Haskell, $2,780; Mr. Blumenthal, $4,768; and Ms. Sheridan, $662; as well as the following premiums paid by the Company on life insurance policies under which each named executive officer is the named insured and has the right to name the beneficiary: Mr. Emmi, $16,634; Mr. Chamberlain, $2,423; Mr. Haskell, $1,770; Mr. Blumenthal, $656; and Ms. Sheridan, $229.

  (3) Ms. Sheridan became an executive officer of the Company on May 4, 1994.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

  The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Company's: (a) Chief Executive Officer; and (b) each of the four other most highly compensated executive officers, based on the salary and bonus earned by such executive officers during fiscal 1995.


             OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1995

-------------------------------------------------------------------------------------------------
                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                                                                               ANNUAL RATES OF
                                                                                 STOCK PRICE
                                                                                APPRECIATION
                             INDIVIDUAL GRANTS                               FOR OPTION TERM(1)
-------------------------------------------------------------------------------------------------
                            NUMBER OF
                            SECURITIES   % OF TOTAL
                            UNDERLYING    OPTIONS
                             OPTIONS     GRANTED TO  EXERCISE OR
                             GRANTED    EMPLOYEES IN BASE PRICE  EXPIRATION
            NAME               (#)      FISCAL YEAR    ($/SH)       DATE      5% ($)    10% ($)
-------------------------------------------------------------------------------------------------
  Michael J. Emmi.........       -0-        N/A          N/A           N/A         N/A        N/A
  Michael D. Chamberlain..       -0-        N/A          N/A           N/A         N/A        N/A
  Eric Haskell............       -0-        N/A          N/A           N/A         N/A        N/A
  Richard A. Blumenthal...       -0-        N/A          N/A           N/A         N/A        N/A
  Susan R. Sheridan.......    50,000(2)     9.4%         $20      10/28/04  $  340,096 $  771,561

--------
  (1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of their six year term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or vesting over a period of years.

  (2) Options become exercisable in full on October 28, 1999 except that if an established performance target based on the Company's cumulative earnings per share and the Company's stock price is met prior to that time, options become exercisable on a cumulative basis for one-third of the number of shares underlying the option on each of October 28, 1995, October 28, 1996 and October 28, 1997. As of January 22, 1996, the performance target has not been met.

STOCK OPTIONS EXERCISED BY CERTAIN EXECUTIVE OFFICERS DURING 1995 FISCAL YEAR AND HELD BY CERTAIN EXECUTIVE OFFICERS AT SEPTEMBER 30, 1995

  The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were exercised and/or held by the
Company's: (a) Chief Executive Officer; and (b) each of the four other most highly compensated executive officers, based on the salary and bonus earned by such executive officers during fiscal 1995.


                  AGGREGATED OPTION EXERCISES IN FISCAL YEAR
            ENDED SEPTEMBER 30, 1995 AND FY 1995-END OPTION VALUES

--------------------------------------------------------------------------------------
                                                 NUMBER OF SECURITIES     VALUE OF
                                                      UNDERLYING        UNEXERCISED
                                                     UNEXERCISED        IN-THE-MONEY
                                                      OPTIONS AT          OPTIONS
                              SHARES                  FY-END (#)       AT FY-END ($)
                           ACQUIRED ON   VALUE       EXERCISABLE/       EXERCISABLE/
            NAME           EXERCISE (#) REALIZED    UNEXERCISABLE     UNEXERCISABLE(1)
--------------------------------------------------------------------------------------
  Michael J. Emmi.........    50,000    $918,750   337,947/229,668      $7,740,950/
                                                                        $ 1,913,145
  Michael D. Chamberlain..    15,000    $283,125   101,666/173,334      $2,127,935/
                                                                        $ 1,450,010
  Eric Haskell............       N/A         N/A    74,333/117,667      $1,548,868/
                                                                        $   993,962
  Richard A. Blumenthal...       N/A         N/A     65,999/92,001      $1,443,727/
                                                                        $   766,683
  Susan R. Sheridan.......     6,333    $ 80,371      8,000/65,001      $   89,251/
                                                                        $   508,304

--------
  (1) The values in this column are based on the closing sale price of the Common Stock ($27.00) on September 30, 1995, the last day of the Company's 1995 fiscal year. On January 15, 1996, the closing sale price of the Common Stock was $15.125, and the values of unexercised in-the-money options held at September 30, 1995 using the closing sale price on January 15, 1996 were as follows:

                                                              VALUE OF
                                                             UNEXERCISED
                                                            IN-THE-MONEY
                                                             OPTIONS ($)
        NAME                                          EXERCISABLE/UNEXERCISABLE
        ----                                          -------------------------
Michael J. Emmi......................................    $3,741,162/$62,505
Michael D. Chamberlain...............................    $  931,068/$50,003
Eric Haskell.........................................    $  674,080/$37,500
Richard A. Blumenthal................................    $  665,405/$25,005
Susan R. Sheridan....................................    $   12,919/$17,505

COMPENSATION OF DIRECTORS

  Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Under the Company's 1994 Non-Employee Director Stock Option Plan, any person who becomes a director of the Company, other than an employee of the Company or any of its subsidiaries, will be entitled to receive an option to purchase 30,000 shares of Common Stock on the date of the person's appointment or election to the Board(1). The options vest in one-fifth increments over the five year
--------
  (1) On February 25, 1994, each of Dr. Bell, Mr. Freedman and Mr. Unterberg were automatically granted an option to purchase 30,000 shares of Common Stock pursuant to the Non-Employee Director Stock Option Plan at a per share exercise price of $19.375.

period following the date of grant, with the first one-fifth of such options vesting on the first anniversary of the date of grant. The per share purchase price payable on the exercise of such option will be equal to the closing sale price of a share of Common Stock on the date of the director's appointment or election. However, if the closing sale price of a share of Common Stock on the date on which an option is awarded is less than $12.00 or greater than $22.00, then the number of shares obtained upon the exercise of the option will be equal to the quotient which results from dividing $600,000 by the closing sale price of a share of Common Stock on the date of the award; provided, however, that the number of shares purchasable under any option awarded may not exceed 40,000. Once a non-employee director has been awarded an option under the Non-Employee Director Plan, the director is not thereafter entitled to receive an additional award under the Non-Employee Director Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1995, the Company paid Fortis Benefits Insurance Company, a wholly owned subsidiary of Fortis, Inc., the aggregate sum of $418,938 in premiums for life insurance and long term disability insurance provided to the Company's employees under the Company's Group Benefits Plan. Mr. Freedman is Chairman and Chief Executive Officer of Fortis, Inc., and is a member of the Compensation Committee of the Board of Directors on Executive Compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Report of the Compensation Committee of the Board of Directors on Executive Compensation

  It is SCT's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance, business unit performance, and the individual's personal contribution to the business.

  The Compensation Committee of the Company, consisting solely of non-employee directors, annually reviews and approves the compensation of the Company's executive officers. A significant part of executive officers' compensation may be dependent upon the Company's annual financial performance, return on equity, and the price of the Company's stock.

  There are three basic elements to executive officer compensation: base salary, bonus, and stock incentives, typically in the form of stock options granted at market and vesting over a period of time. This program rewards executive officers for long-term strategic management and enhancement of shareholder value by providing them with an opportunity to acquire equity ownership in the Company; stresses both annual and long-term performance; and supports a performance-oriented environment, which allows the Company to attract and retain qualified management personnel.

  The Compensation Committee considers increases in executive officer base salary based on the recommendation of the Chief Executive Officer, taking into consideration, among other things, salaries paid to executives of other companies in comparable positions and the criteria discussed below relating to the payment of bonuses.

  The Compensation Committee awards bonuses to the Company's executive officers, taking into consideration the recommendation of the Chief Executive Officer. The bonus pool is determined based on a number of factors, including the Company's profitability and return on equity. The bonus amounts and persons who will receive bonuses can vary from year to year. The pool is allocated by the Compensation Committee, on the recommendation of the Chief Executive Officer, among the executive officers based on a series of factors, including financial objectives (the most important), other business objectives and assessment of personal performance.

  The Compensation Committee granted no options to executive officers during fiscal 1995 except for a grant to Susan Sheridan, Vice President, Human Resources and Organizational Strategy. This grant was made to

Ms. Sheridan in order to provide her with the same type of options previously granted to the other executive officers. The options granted restrict exercisability for five years except that if an established performance target based on the Company's cumulative earnings per share and the Company's stock price is met prior to that time, options become exercisable on a cumulative basis for one-third of the number of shares underlying the option one year after the date of grant. In this way, the Committee believes it has tied the availability of benefits under the option award more closely to the financial performance of the Company and the enhancement of shareholder value. The Committee also believes that this type of award is in furtherance of the Company's objective to achieve long-term commitment to superior performance from executive officers.

  The Compensation Committee determined shortly after the completion of the Company's fiscal year ended September 30, 1994 that a 7% increase in the Chief Executive Officer's base salary for fiscal 1995 was appropriate in light of the Company's financial performance during fiscal year 1994 and his significant contribution to the long term strategic performance of the Company. In addition, shortly after the completion of the Company's fiscal year ended September 30, 1995, the Chief Executive Officer was granted a $200,000 bonus out of a total bonus pool for executive officers of $465,000 based on the Company's financial performance in fiscal 1995.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation paid in excess of $1,000,000 to its Chief Executive Officer or any of its four other highest paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limitation. Performance-based compensation must be determined by a committee comprised solely of two or more outside directors. In order to qualify as an outside director, a person may not be an employee of the Company and generally may not receive, directly or indirectly, compensation for services other than in that person's capacity as a director. The Company from time to time has retained and may continue to retain the services of entities with which members of the Compensation Committee are affiliated. See Compensation Committee Interlocks and Insider Participation and Related Party Transactions. In making this determination, the Compensation Committee considers the benefits derived from utilizing the services of such entities and the impact of Section 162(m) of the Code.

  The foregoing constitutes the report of the Compensation Committee of the Board of Directors for the Company's fiscal year ended September 30, 1995.

  Allen R. Freedman
  Thomas I. Unterberg
  Terrel H. Bell

STOCK PERFORMANCE CHART

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended September 30, 1995 with the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's Computer Software and Services Index. The comparison assumes $100 was invested on September 30, 1990 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company has not paid any dividends on its Common Stock during this period.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
     AMONG SYSTEMS & COMPUTER TECHNOLOGY CORPORATION, THE S & P 500 INDEX
               AND THE S & P COMPUTER SOFTWARE & SERVICES INDEX

                                                       Cumulative Total Return
                                             --------------------------------------------
                                             9/90    9/91    9/92    9/93    9/94    9/95
Systems & Computer Tech Corp         SCTC     100     221     233     421     592     900

S & P 500                            1500     100     131     146     165     171     221

S & P Computer Software & Services   ICSF     100     154     190     252     299     436

* $100 INVESTED ON 09/30/90 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information, as of December 31, 1995, with respect to the beneficial ownership of shares of Common Stock of the Company (the only class of outstanding voting security of the Company) by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock.

                                                     AMOUNT AND NATURE
     NAME AND ADDRESS OF                               OF BENEFICIAL   PERCENT
      BENEFICIAL OWNER                                OWNERSHIP(1)(2)  OF CLASS
     -------------------                             ----------------- --------
FMR Corporation.....................................     1,510,663(3)    10.8%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company.......................     1,109,240(4)     7.9%
75 State Street
Boston, MA 02109
Scudder, Stevens & Clark, Inc.......................       894,300(5)     7.1%
345 Park Avenue
New York, NY 10154
Wanger Asset Management, L.P........................       885,000(6)     6.3%
227 West Monroe, Suite 3000
Chicago, IL 60606
Emerging Growth Management Co.......................       747,000(7)     5.3%
One Bush Street
San Francisco, CA 94104
Hathaway & Associates, Ltd. ........................       770,000        5.5%
119 Rowayton Avenue
Rowayton, CT 06853

--------
  (1) Information with respect to beneficial ownership is based upon information furnished by the shareholder. Unless otherwise specified, the named shareholders have sole voting and investment power with respect to all of the shares indicated.

  (2) Does not include the 1,071,448 shares owned of record by the Company's Employee Stock Ownership Trust. Mr. Emmi, Mr. Haskell, Mr. Chamberlain and Mr. Blumenthal are members of the committee that administers the Company's Employee Stock Ownership Plan. That committee does not have voting or investment power with respect to the shares held by the Employee Stock Ownership Trust.

  (3) Includes 649,200 shares beneficially owned by Fidelity Management & Research Company, and 532,600 shares beneficially owned by Fidelity Management Trust Company, each of which serves as an investment advisor to various investment companies and/or groups of investors, as well as 328,863 shares as a result of the assumed conversion of $4,933,000 in 6 1/4% Convertible Subordinated Debentures of the Company. The named beneficial owner has sole investment power with respect to 649,200 shares and no investment power with respect to the remaining shares; and sole voting power with respect to 532,600 shares and no voting power with respect to the remaining shares.

  (4) The named beneficial owner has shared voting power with respect to 311,240 shares and no voting power with respect to the remaining shares; and shared investment power with respect to all of the shares.

  (5) The named beneficial owner has sole voting power with respect to 160,200 shares, shared voting power with respect to 501,200 shares and no voting power with respect to the remaining shares; and sole investment power with respect to all of the shares.

  (6) Includes 750,000 held by Acorn Investment Trust, a registered open-end investment company, and other accounts (135,000 shares), with respect to all of which the named beneficial owner serves as investment manager and shares investment and voting power.

  (7) Includes 68,500 shares owned by Adit Partners, a limited investment partnership in which the named beneficial owner is a general partner; 103,600 shares owned by Michael T. Jackson, a director and executive officer of the named beneficial owner and a general partner in Adit Partners; and 800 shares owned by Christopher F. Jackson, an employee of the named beneficial owner. The named beneficial owner has sole voting power with respect to 35,500 shares and shared voting power with respect to the remaining shares; and sole investment power with respect to 35,500 shares and shared investment power with respect to the remaining shares.

SECURITY OWNERSHIP OF MANAGEMENT.

  The following table sets forth information, as of December 31, 1995, with respect to the beneficial ownership of the Company's Common Stock by each director or nominee for director, each of the executive officers identified under the Summary Compensation Table and by all directors and executive officers as a group.

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL   PERCENT
                                                       OWNERSHIP(1)    OF CLASS
                                                     ----------------- --------
Michael J. Emmi.....................................       525,057(2)    3.6%
Allen R. Freedman...................................       179,606(3)    1.2%
Michael D. Chamberlain..............................       152,118(4)      1%
Thomas I. Unterberg.................................       140,000(5)      *
Terrel H. Bell......................................        32,000(6)      *
Eric Haskell........................................       113,634(7)      *
Richard A. Blumenthal...............................        86,183(8)      *
Susan R. Sheridan...................................        12,949(9)      *
All directors and executive officers as a group (8
 persons)...........................................     1,241,547(10)   8.5%

--------
  * Less than 1%

  (1) Information with respect to beneficial ownership is based upon information furnished by each director and officer. Unless otherwise specified, the named shareholders have sole voting and investment power with respect to all of the shares indicated.

  (2) Includes 1,009 shares with respect to which Mr. Emmi does not have investment power, 2,000 shares owned by Mr. Emmi as custodian for his daughter, and options currently exercisable, or which can be exercised within sixty days of December 31, 1995, to purchase 332,825 shares.

  (3) Includes options currently exercisable, or which can be exercised within sixty days of December 31, 1995, to purchase 12,000 shares.

  (4) Includes 6,702 shares with respect to which Mr. Chamberlain does not have investment power, and options currently exercisable, or which can be exercised within sixty days of December 31, 1995, to purchase 116,666 shares.

  (5) Includes 3,000 shares which are owned by Mr. Unterberg's wife, with respect to which Mr. Unterberg has neither voting power nor investment power, and options currently exercisable, or which can be exercised within sixty days of December 31, 1995, to purchase 12,000 shares.

  (6) Includes options currently exercisable, or which can be exercised within sixty days of December 31, 1995, to purchase 12,000 shares.

  (7) Includes 302 shares with respect to which Mr. Haskell does not have investment power, 8,000 shares owned by Mr. Haskell as custodian for his children, 6,666 shares which may be acquired upon conversion of 6 1/4% Convertible Subordinated Debentures held by Mr. Haskell's children, and options currently exercisable, or which can be exercised within sixty days of December 31, 1995, to purchase 70,666 shares.

  (8) Includes 499 shares with respect to which Mr. Blumenthal does not have investment power, 18 shares owned by Mr. Blumenthal as custodian for his daughter, and options currently exercisable, or which can be exercised within sixty days of December 31, 1995, to purchase 68,666 shares.

  (9) Includes 232 shares with respect to which Ms. Sheridan does not have investment power, and options currently exercisable, or which can be exercised within sixty days of December 31, 1995, to purchase 12,667 shares.

  (10) Includes options currently exercisable, or which can be exercised within sixty days of December 31, 1995, to purchase 637,490 shares and 11,744 shares with respect to which the group does not have investment power.

                             SELECTION OF AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1996. Ernst & Young LLP has acted as independent auditors for the Company since 1976. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                                OTHER BUSINESS

  Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that Proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1995 accompanies this Proxy Statement.

                   RESTRICTION ON INCORPORATION BY REFERENCE

  The information contained in this Proxy Statement under the captions "Board Compensation Committee Report on Executive Compensation" and "Stock Performance Chart" shall not be, or be deemed to be, incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

                             SHAREHOLDER PROPOSALS

  To be eligible for inclusion in the Company's proxy materials for the 1996 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to meeting the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than September 24, 1996 by the Secretary of the Company at the Company's principal executive offices, Great Valley Corporate Center, Four Country View Road, Malvern, Pennsylvania 19355.

                             COST OF SOLICITATION

  The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail and by the Company's regular officers and employees personally or by telephone, telegram, facsimile transmission or express mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses. In the event that the Company engages outside personnel to solicit proxies on its behalf, the Company will pay their fees and expenses.

                               ----------------

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED STAMPED ADDRESSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                          By Order of the Board of
                                          Directors


                                          Richard A. Blumenthal
                                          Secretary

Dated: January 22, 1996
Malvern, Pennsylvania

[X] PLEASE MARK VOTES                    REVOCABLE PROXY
    AS IN THIS EXAMPLE        SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

Proxy Solicited On Behalf Of The Board of Directors

  The undersigned, revoking of previous proxies, hereby appoints Michael D. Chamberlain and Richard A. Blumenthal and each of them acting individually, as attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on February 23, 1995, and at any adjournment or postponement thereof.




  Please be sure to sign and date this Proxy in the box below. _________________
                                                               Date

________________________________________________________________________________


________Stockholder sign above_____________Co-holder (if any) sign above________


                                      With-
                                For   hold    Except
1.  Election of Directors:      [_]    [_]     [_]

    Michael J. Emmi
    Allen R. Freedman

    For a three-year term expiring at the 1999 Annual Meeting

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.



--------------------------------------------------------------------------------

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

  NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNOR IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

+                                                                              +
--------------------------------------------------------------------------------
                 * Detach above card, sign, date and mail in
                       postage paid envelope provided. *

                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

________________________________________________________________________________
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
________________________________________________________________________________